Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

August 26, 2019

Neurotrope, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Neurotrope, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 950,000 shares of its common stock, $0.0001 par value per share (the “Common Stock”), consisting of (i) 850,000 shares (the “Equity Plan Shares”) issued or issuable pursuant to the Neurotrope, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”) and (ii) 100,000 shares (the “Inducement Shares,” and, together with the Equity Plan Shares, the “Shares”) issuable upon the exercise of a non-qualified stock option granted to Michael Ciraolo, Chief Operating Officer and General Counsel of the Company, on April 15, 2019, pursuant to the terms of a Non-Qualified Stock Option Agreement by and between the Company and Dr. Ciraolo as an inducement material to his entering into employment with the Company (the “Ciraolo Option Agreement”). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Articles of Incorporation, as amended, and Amended and Restated By-Laws, as amended, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the Plan or the Ciraolo Option Agreement, as applicable.

Based upon the foregoing, we are of the opinion that (i) the Equity Plan Shares have been duly and validly authorized by the Company and, when issued and delivered in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable shares of Common Stock and (ii) the Inducement Shares have been duly and validly authorized by the Company and, when issued and delivered in accordance with the terms of the Ciraolo Option Agreement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

Our opinion is limited to the applicable provisions of the general corporate laws of the State of Nevada and the reported judicial decisions interpreting those laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.